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                  EXHIBIT 21 -- SUBSIDIARIES OF THE COMPANY
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                                                        BANCINSURANCE
                                                         CORPORATION
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          100%                            100%                                 100%                              100%
 OHIO INDEMNITY COMPANY      AMERICAN LEGAL PUBLISHING CORP.     PAUL BOARDWAY & ASSOCIATES, INC.        BIC MANAGEMENT, INC.
 (An Insurance Company)          (A Publishing Company)             (An Insurance Agency)           (A Cost Containment Provider)
  Incorporated in Ohio            Incorporated in Ohio             Incorporated in New York            Incorporated in Nevada
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